Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105	www.Belden.com

News Release

Belden Reports Record Revenues in the Second Quarter 2014

St. Louis, Missouri – July 30, 2014 – Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal second quarter 2014 results for the period ended June 29, 2014.

Second Quarter 2014 Highlights

•	Grew revenues by 13.5% from the year-ago period;

•	Generated record adjusted income from continuing operations per diluted share of $1.05;

•	Achieved record adjusted gross profit margins of 37.0%, an increase of 180 basis points from 35.2% in the second quarter 2013;

•	Announced the purchase of ProSoft, a leader in innovative solutions within the industrial market, for approximately $103 million; and

•	Purchased 424,469 shares of Belden common stock for $31.2 million during the quarter.

Second Quarter 2014

On a GAAP basis, revenues for the quarter totaled $600.9 million and were a company record. Revenues were up $71.4 million, or 13.5%, compared to $529.5 million in the second quarter 2013. Gross profit margin in the second quarter was 34.0%, increasing 20 basis points from 33.8% in the year-ago period. Operating profit margin in the second quarter was 2.1%, decreasing from 10.2% in the year-ago period. Income from continuing operations per diluted share was $0.00, compared to $0.66 in the second quarter 2013. Both operating profit margin and income from continuing operations per diluted share were impacted by previously announced acquisition related restructuring expenses and productivity enhancement programs that were implemented during the quarter.

Adjusted revenues for the quarter totaled $605.1 million and were also a company record. Adjusted revenues were up $72.5 million, or 13.6%, compared to $532.6 million in the second quarter 2013. Adjusted gross profit margin in the second quarter was 37.0%, increasing 180 basis points from 35.2% in the year-ago period. Adjusted operating profit margin in the second quarter was 13.0%, decreasing 120 basis points from 14.2% in the year-ago period, due to the initial impact of recently acquired Grass Valley. Adjusted income from continuing operations per diluted share totaled $1.05, compared to $0.99 in the second quarter 2013. A non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President and CEO of Belden Inc., said, “I’m proud of our ability to deliver record results in the second quarter including revenues of $605.1 million, earnings per share of $1.05, and gross margins of 37.0%. I’m also pleased to announce the acquisition of ProSoft, a leader in innovative technology to industrial markets. So far this year, we’ve deployed more than $340 million in strategic acquisitions and share repurchases. Overall, the business performed well, with revenue strength in our Broadcast and Industrial Connectivity platforms offsetting the margin expansion initiatives within our Enterprise Connectivity business.”

Belden Reports Record Revenues in the Second Quarter 2014

Outlook

“The integration of Grass Valley is progressing well, and we look forward to the benefits of ProSoft joining the company. We remain committed to our strategic plan as we shift our focus and resources towards higher value products and services, and believe the best is still before us,” said Mr. Stroup.

The Company expects third quarter 2014 adjusted revenues to be $605 – $625 million and adjusted income from continuing operations per diluted share to be $1.05 – $1.15. For the full year ending December 31, 2014, the Company expects adjusted revenues to be $2.30 – $2.35 billion and adjusted income from continuing operations per diluted share to be $4.10 – $4.30.

On a GAAP basis, the Company expects third quarter 2014 revenues to be $599 – $619 million and income from continuing operations per diluted share to be $0.43 – $0.53. For the full year ending December 31, 2014, the Company expects revenues to be $2.28 – $2.33 billion and income from continuing operations per diluted share to be $1.68 – $1.88.

Earnings Conference Call

Management will host a conference call today at 10:30 am EDT to discuss results of the quarter and full-year. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. An accompanying slide presentation and transcript of the prepared remarks will be available for download shortly before the call begins. The dial-in number for participants in the U.S. is 888-599-8685; the dial-in number for participants outside the U.S. is 913-312-0403. A replay of this conference call will remain accessible in the investor relations section of the Company’s Web site for a limited time.

BELDEN INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
	(In thousands, except per share data)
Revenues	$600,891	$529,491	$1,088,581	$1,036,964
Cost of sales	(396,506)	(350,295)	(708,479)	(690,415)

Gross profit	204,385	179,196	380,102	346,549
Selling, general and administrative expenses	(145,902)	(93,503)	(240,750)	(185,485)
Research and development	(31,618)	(20,931)	(52,189)	(41,356)
Amortization of intangibles	(15,795)	(13,105)	(27,536)	(26,082)
Income from equity method investment	1,256	2,256	2,210	4,527

Operating income	12,326	53,913	61,837	98,153
Interest expense	(18,203)	(18,345)	(37,023)	(34,250)
Interest income	111	149	261	257

Income (loss) from continuing operations before taxes	(5,766)	35,717	25,075	64,160
Income tax benefit (expense)	5,781	(6,225)	96	(12,423)

Income from continuing operations	15	29,492	25,171	51,737
Loss from disposal of discontinued operations, net of tax	—	—	(562)	—

Net income	$15	$29,492	$24,609	$51,737

Weighted average number of common shares and equivalents:
Basic	43,603	43,928	43,559	44,173
Diluted	44,292	44,790	44,293	45,107
Basic income (loss) per share:
Continuing operations	$—	$0.67	$0.58	$1.17
Discontinued operations	—	—	(0.01)	—

Net income	$—	$0.67	$0.57	$1.17

Diluted income (loss) per share:
Continuing operations	$—	$0.66	$0.57	$1.15
Discontinued operations	—	—	(0.01)	—

Net income	$—	$0.66	$0.56	$1.15

Comprehensive income	$13,894	$23,950	$27,175	$38,842

Dividends declared per share	$0.05	$0.05	$0.10	$0.10

BELDEN INC.

OPERATING SEGMENT INFORMATION

(Unaudited)

	Three months ended		Six months ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
	(In thousands)
Revenues:
Broadcast Solutions	$248,115	$166,551	$413,983	$322,137
Enterprise Connectivity Solutions	121,272	132,929	229,666	249,556
Industrial Connectivity Solutions	178,244	171,892	337,562	348,613
Industrial IT Solutions	53,260	58,119	107,370	116,658

Consolidated	$600,891	$529,491	$1,088,581	$1,036,964

Operating income (loss):
Broadcast Solutions	$(26,302)	$3,505	$(15,734)	$3,359
Enterprise Connectivity Solutions	13,733	14,675	23,901	23,510
Industrial Connectivity Solutions	18,339	24,344	39,089	48,793
Industrial IT Solutions	6,002	9,225	14,149	18,742
All other	—	1,278	—	1,278

Total segments	11,772	53,027	61,405	95,682
Eliminations	(702)	(1,370)	(1,778)	(2,056)
Income from equity method investment	1,256	2,256	2,210	4,527

Consolidated	$12,326	$53,913	$61,837	$98,153

BELDEN INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 29, 2014	December 31, 2013
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$444,965	$613,304
Receivables, net	416,998	304,204
Inventories, net	228,443	207,980
Deferred income taxes	28,630	28,767
Other current assets	59,645	41,243

Total current assets	1,178,681	1,195,498

Property, plant and equipment, less accumulated depreciation	328,039	300,835
Goodwill	934,285	773,048
Intangible assets, less accumulated amortization	482,967	376,976
Deferred income taxes	27,246	26,034
Other long-lived assets	99,168	79,362

	$3,050,386	$2,751,753

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$248,095	$199,897
Accrued liabilities	224,430	199,169
Current maturities of long-term debt	2,500	2,500

Total current liabilities	475,025	401,566

Long-term debt	1,559,071	1,364,536
Postretirement benefits	120,856	105,924
Other long-term liabilities	60,658	43,186
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	588,320	585,753
Retained earnings	576,403	556,214
Accumulated other comprehensive loss	(26,615)	(29,181)
Treasury stock	(303,835)	(276,748)

Total stockholders’ equity	834,776	836,541

	$3,050,386	$2,751,753

BELDEN INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited)

	Six Months Ended
	June 29, 2014	June 30, 2013
	(In thousands)
Cash flows from operating activities:
Net income	$24,609	$51,737
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	48,433	47,787
Share-based compensation	9,524	7,366
Provision for inventory obsolescence	4,119	963
Pension funding less than pension expense	1,721	1,723
Income from equity method investment	(2,210)	(4,527)
Deferred income tax benefit	(4,787)	(897)
Tax benefit related to share-based compensation	(4,894)	(5,362)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(33,762)	(43,370)
Inventories	3,486	6,312
Accounts payable	(4,584)	5,500
Accrued liabilities	(32,271)	(1,854)
Accrued taxes	(8,439)	(85,769)
Other assets	7,212	232
Other liabilities	2,398	3,659

Net cash provided by (used for) operating activities	10,555	(16,500)

Cash flows from investing activities:
Cash used to acquire businesses, net of cash acquired	(311,467)	(9,979)
Capital expenditures	(20,963)	(20,266)
Proceeds from (payments for) disposal of business	(956)	3,735
Proceeds from disposal of tangible assets	13	3,136

Net cash used for investing activities	(333,373)	(23,374)

Cash flows from financing activities:
Borrowings under credit arrangements	200,000	388,220
Payments under share repurchase program	(31,197)	(62,500)
Proceeds (payments) from exercise of stock options, net of withholding tax payments	(7,741)	(1,186)
Debt issuance costs paid	(5,702)	(7,817)
Cash dividends paid	(4,358)	(2,310)
Payments under borrowing arrangements	(625)	(197,191)
Tax benefit related to share-based compensation	4,894	5,362

Net cash provided by financing activities	155,271	122,578

Effect of foreign currency exchange rate changes on cash and cash equivalents	(792)	(1,598)

Increase (decrease) in cash and cash equivalents	(168,339)	81,106
Cash and cash equivalents, beginning of period	613,304	395,095

Cash and cash equivalents, end of period	$444,965	$476,201

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

We define free cash flow, which is a non-GAAP financial measure, as net cash provided by operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets, non-recurring tax payments related to divestitures and the settlement of a tax sharing agreement, and cash payments for severance and other costs for the integration of our 2014 acquisition of Grass Valley. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Six Months Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
	(In thousands)
GAAP net cash provided by (used for) operating activities	$30,970	$55,226	$10,555	$(16,500)
Capital expenditures, net of proceeds from the disposal of tangible assets	(10,606)	(11,770)	(20,950)	(17,130)
Non-recurring tax payments made for gain on 2012 sale of Thermax and Raydex cable business	—	3,355	—	41,808
Non-recurring tax payments made in settlement of tax sharing agreement with Cooper Industries	—	—	—	30,000
Cash paid for severance and other costs for the integration of our acquisition of Grass Valley	12,768	—	12,768	—

Non-GAAP free cash flow	$33,132	$46,811	$2,373	$38,178

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value and transaction costs; revenue and cost of sales deferrals for acquired product lines subject to software revenue recognition accounting requirements; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Six Months Ended
	June 29, 2014	June 30, 2013	June 29, 2014	June 30, 2013
	(In thousands, except percentages and per share amounts)
GAAP revenues	$600,891	$529,491	$1,088,581	$1,036,964
Deferred revenue adjustments	4,163	3,139	4,780	6,055

Adjusted revenues	$605,054	$532,630	$1,093,361	$1,043,019

GAAP gross profit	$204,385	$179,196	$380,102	$346,549
Severance, restructuring, and integration costs	8,035	3,061	7,986	3,170
Purchase accounting effects related to acquisitions	7,442	—	7,442	6,550
Deferred gross profit adjustments	3,915	2,445	4,365	4,572
Accelerated depreciation	—	2,685	—	2,685

Adjusted gross profit	$223,777	$187,387	$399,895	$363,526

Adjusted gross profit margin	37.0%	35.2%	36.6%	34.9%

GAAP operating income	$12,326	$53,913	$61,837	$98,153
Severance, restructuring, and integration costs	38,208	4,965	39,651	5,753
Amortization of intangible assets	15,795	13,105	27,536	26,082
Purchase accounting effects related to acquisitions	8,163	—	9,015	6,550
Deferred gross profit adjustments	3,915	2,445	4,365	4,572
Accelerated depreciation	—	2,685	—	2,685
Gain on sale of assets	—	(1,278)	—	(1,278)

Total operating income adjustments	66,081	21,922	80,567	44,364

Adjusted operating income	$78,407	$75,835	$142,404	$142,517

Adjusted operating income margin	13.0%	14.2%	13.0%	13.7%

GAAP income from continuing operations	$15	$29,492	$25,171	$51,737
Operating income adjustments from above	66,081	21,922	80,567	44,364
Tax effect of adjustments	(19,635)	(7,248)	(23,855)	(13,609)

Adjusted income from continuing operations	$46,461	$44,166	$81,883	$82,492

GAAP income from continuing operations per diluted share	$—	$0.66	$0.57	$1.15
Adjusted income from continuing operations per diluted share	$1.05	$0.99	$1.85	$1.83

GAAP and Adjusted diluted weighted average shares	44,292	44,790	44,293	45,107

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value and transaction costs; revenue and cost of sales deferrals for acquired product lines subject to software revenue recognition accounting requirements; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended June 29, 2014
	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	All Other	Total Segments	Eliminations	Income from equity method investment	Consolidated
	(In thousands, except percentages)
GAAP revenues	$248,115	$121,272	$178,244	$53,260	$—	$600,891	$—	$—	$600,891
Deferred revenue adjustments	4,163	—	—	—	—	4,163	—	—	4,163

Adjusted revenues	$252,278	$121,272	$178,244	$53,260	$—	$605,054	$—	$—	$605,054

GAAP operating income (loss)	$(26,302)	$13,733	$18,339	$6,002	$—	$11,772	$(702)	$1,256	$12,326
Severance, restructuring, and integration costs	27,524	1,821	8,144	719	—	38,208	—	—	38,208
Amortization of intangible assets	14,424	167	271	933	—	15,795	—	—	15,795
Purchase accounting effects related to acquisitions	7,148	147	250	618	—	8,163	—	—	8,163
Deferred gross profit adjustments	3,915	—	—	—	—	3,915	—	—	3,915

Total operating income adjustments	53,011	2,135	8,665	2,270	—	66,081	—	—	66,081

Adjusted operating income	$26,709	$15,868	$27,004	$8,272	$—	$77,853	$(702)	$1,256	$78,407

Adjusted operating income margin	10.6%	13.1%	15.2%	15.5%		12.9%			13.0%

	Three Months Ended June 30, 2013
	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	All Other	Total Segments	Eliminations	Income from equity method investment	Consolidated
	(In thousands, except percentages)
GAAP revenues	$166,551	$132,929	$171,892	$58,119	$—	$529,491	$—	$—	$529,491
Deferred revenue adjustments	3,139	—	—	—	—	3,139	—	—	3,139

Adjusted revenues	$169,690	$132,929	$171,892	$58,119	$—	$532,630	$—	$—	$532,630

GAAP operating income	$3,505	$14,675	$24,344	$9,225	$1,278	$53,027	$(1,370)	$2,256	$53,913
Amortization of intangible assets	11,940	101	274	790	—	13,105	—	—	13,105
Severance, restructuring, and integration costs	3,530	34	57	1,344	—	4,965	—	—	4,965
Accelerated depreciation	2,685	—	—	—		2,685	—	—	2,685
Deferred gross profit adjustments	2,445	—	—	—	—	2,445	—	—	2,445
Gain on sale of assets	—	—	—	—	(1,278)	(1,278)	—	—	(1,278)

Total operating income adjustments	20,600	135	331	2,134	(1,278)	21,922	—	—	21,922

Adjusted operating income	$24,105	$14,810	$24,675	$11,359	$—	$74,949	$(1,370)	$2,256	$75,835

Adjusted operating income margin	14.2%	11.1%	14.4%	19.5%		14.1%			14.2%

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

2014 REVENUE AND EARNINGS GUIDANCE

	Year Ended	Three Months Ended
	December 31, 2014	September 28, 2014
Adjusted revenues	$2.300 - $2.350 billion	$605 - $625 million
Deferred revenue adjustments	($17 million)	($6 million)

GAAP revenues	$2.283 - $2.333 billion	$599 - $619 million

Adjusted income from continuing operations per diluted share	$4.10 - $4.30	$1.05 - $1.15
Productivity improvement programs	($1.12)	($0.27)
Amortization of intangible assets	($0.89)	($0.23)
Deferred gross profit adjustments	($0.22)	($0.08)
Purchase accounting effects of acquisitions	($0.19)	($0.04)

GAAP income from continuing operations per diluted share	$1.68 - $1.88	$0.43 - $0.53

Our guidance for revenues and income from continuing operations per diluted share is based upon the extent of information currently available regarding events and conditions that will impact our future operating results for 2014. Our actual results may be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance and other restructuring costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, and other gains (losses) related to events or conditions that are not yet known.

Belden Reports Record Revenues in the Second Quarter 2014

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. All GAAP to non-GAAP reconciliations accompany the consolidated financial statements included in this release and have been published to the investor relations section of the Company’s Web site at http://investor.belden.com.

Forward Looking Statements

This release contains forward looking statements including our expectations for the third quarter and full-year 2014. Forward looking statements also include any other statements regarding future revenues, costs and expenses, operating income, earnings per share, margins, cash flows, dividends, and capital expenditures. These forward looking statements are based on forecasts and projections about the markets and industries served by the Company and about general economic conditions. They reflect management’s current beliefs and expectations and are not guarantees of future performance. The Company’s actual results may differ materially from these expectations for a number of reasons including: changes in the global economy may impact the Company’s results; turbulence in financial markets may increase the Company’s borrowing costs; the Company relies on key distributors in marketing products; the Company’s ability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); changes in the level of economic activity in the Company’s major geographic markets; difficulties in realigning manufacturing capacity and capabilities among the Company’s global manufacturing facilities; the competitiveness of the global broadcast, enterprise, and industrial markets; variability in the Company’s quarterly and annual effective tax rates; changes in accounting rules and interpretation of these rules which may affect the Company’s reported earnings; changes in currency exchange rates and political and economic uncertainties in the countries where the Company conducts business; demand for the Company’s products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, electronic components, and other materials; energy costs; the Company’s ability to achieve acquisition performance expectations and to integrate acquired businesses successfully; the ability of the Company to develop and introduce new products; the Company having to recognize charges that would reduce income as a result of impairing goodwill and other intangible assets; security risks and the potential for business interruption from operating in volatile countries; disruptions or failures of the Company’s (or the Company’s suppliers or customers) systems or operations in the event of a major earthquake, weather event, cyber-attack, terrorist attack, or other catastrophic event that could cause delays in completing sales, providing services, or performing other mission-critical functions; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 27, 2014. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise, except as required by law.

Belden Reports Record Revenues in the Second Quarter 2014

About Belden

St. Louis–based Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today’s applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:

Belden Investor Relations

314-854-8054

Investor.Relations@Belden.com

BDC-E